Modification and Consolidation Agreement
Carr Miller Capital LLC Promissory Notes
Indigo-Energy, Inc.

$8,376,169	Dated: 3-25-2010
Principal Amount	State of Nevada

Modification Date- On or before March 25, 2010
Due Date-  March 25, 2014

This Modification and Consolidation Agreement (the “Agreement”) is made and entered into as of this ___ day of March 2010 by and between Indigo-Energy Inc., a corporation organized under the laws of the State of Nevada (the “Company”), and Carr Miller Capital, LLC (“CMC” and together with the Company, the “Parties”).

WHEREAS, the Company previously issued various promissory notes as set forth in Exhibit A (the "Old CMC Notes") to CMC in the aggregate principal amount of $7,284,508;

WHEREAS, loans from CMC has provided the Company with sufficient working capital which has allowed the Company to remain solvent and remain current in the filings required by the Securities and Exchange Commission;

WHEREAS, the Parties have agreed that it is in their best interests to modify all of the terms provided under the Old CMC Notes, including those terms relating to interest and maturity; and

NOW THERFORE, the Parties hereto agree as follows:

Section 1.  Settlement of the Old CMC Notes.  Effective upon the execution of this Agreement, the Parties hereby agree to restructure the Old CMC Notes as follows:

a.
As an inducement to enter into this Modification and Consolidation Agreement, a total of 1 share of the Company’s common stock will be issued to CMC for each dollar of principal within thirty days of execution of this Agreement.

b.
The Old CMC Notes in the principal aggregate amount of $7,284,508 plus any interest accrued and penalties thereon will be amended and replaced by a revised promissory note (the “Revised Note”), a copy of which is attached as Exhibit B, which shall be delivered to CMC upon the execution of this Agreement and which shall provide for the following:

1)	The interest rate payable on the Revised Note shall be simple interest at ten percent (10%) per annum;
2)
The principal amount and interest due on the Revised Note shall be payable in equal monthly installments beginning in the twenty fifth month from the date of execution in equal monthly payments fully amortizing the principal and interest of such Revised Note until the Maturity Date; and

3)	That upon issuance of the Revised Note, the Old CMC Notes shall be deemed to be released and all of the Company’s liabilities or obligations under the Old CMC Notes shall be extinguished.

Section 2. Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective administrators, representatives, executors, successors and assigns, either by reason of death, incapacity, merger, consolidation, and/or purchase or acquisition of substantially all of the Company's assets or otherwise.

Section 5. Governing Law.  Each Party acknowledges that it has been represented by counsel in connection with this Agreement, and has executed the same with knowledge of its consequences. This Agreement is made and entered into under Nevada law and shall be interpreted, enforced and governed under the laws of the laws of Nevada without regard to its conflicts of laws principles.

Section 6. Paragraph Headings. The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

Section 7. Severability. Should any of the provisions of this Agreement be declared or be determined to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

Section 8. Entire Agreement. Except as provided in the next sentence, this Agreement sets forth the entire agreement between the Parties, and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof , including, but not limited to, the Old CMC Notes. Notwithstanding the foregoing, if either party defaults in any payments due under this Agreement, or defaults in any other term or provision of this Agreement, the other party shall be entitled to enforce this Agreement, at its sole option.

Section 9. Counterparts. This Agreement may be executed in counterparts.  Each counterpart shall be deemed an original, and when taken together with the other signed counterpart, shall constitute one fully executed Agreement.

Section 10. Further Assurances. From and after the date hereof, the parties hereto shall take all actions, including the execution and delivery of all documents, necessary to effectuate the terms hereof.

Section 11. Survival. All obligations of the Parties as set forth herein shall survive the execution and delivery hereof.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be entered into as of the date first written above.

INDIGO-ENERGY, INC.

/s/ Steven P. Durdin
By: Steven P. Durdin
Title: Chief Executive Officer
Date:

CARR MILLER CAPITAL, LLC

/s/ Everett Miller
By: Everett Miller
Title:
Date:

CMC Restructured Mod Agr 032510

Exhibit A

	Type	Principal Amount	Original Stated Interest Rate	Origination Date	Maturity Date, including extensions

Old CMC Notes
CMC Secured Note	Secured Prom Note	$2,861,217.53	10%	11/30/2008	11/30/2013
CMC XVI	Promissory Note	$1,080,000.00	10%	12/16/2008	12/16/2010
CMC XV	Promissory Note	$200,000.00	20%	12/31/2008	12/31/2013
CMC XIII	Promissory Note	$500,000.00	20%	12/30/2008	12/30/2013
CMC XIV	Promissory Note	$400,000.00	20%	12/31/2008	12/31/2013
CMC XVII	Promissory Note	$330,000.00	20%	1/29/2009	1/29/2014
CMC XVIII	Promissory Note	$250,000.00	10%	2/6/2009	2/6/2014
CMC XX	Promissory Note	$500,000.00	10%	2/20/2009	2/20/2011
CMC XIX	Promissory Note	$50,000.00	10%	2/25/2009	2/25/2014
CMC XXI	Promissory Note	$225,000.00	10%	3/10/2009	3/10/2011
CMC XXII	Promissory Note	$200,000.00	10%	3/19/2009	3/19/2011
CMC XXIII	Promissory Note	$100,000.00	10%	4/30/2009	4/30/2011
CMC XXIV	Promissory Note	$50,000.00	10%	5/6/2009	5/6/2014
CMC XXV	Promissory Note	$75,000.00	10%	6/5/2009	6/5/2011
CMC XXVI	Promissory Note	$40,000.00	10%	6/30/2009	6/30/2011
CMC XXVII	Promissory Note	$15,000.00	10%	7/16/2009	7/16/2011
CMC XXVIII	Promissory Note	$333,290.96	10%	7/30/2009	7/30/2011
CMC XXIX	Promissory Note	$75,000.00	10%	3/3/2010	3/3/2012
TOTAL		$7,284,508.49

Exhibit B – “Revised Note”

Promissory Note
Carr Miller Capital LLC
Indigo-Energy, Inc.

$8,376,169	Dated: 3-25-2010
Principal Amount	State of Nevada

Funding Date- On or before March 25, 2010
Due Date-  March 25, 2014

FOR VALUE RECEIVED, Eight Million Three Hundred and Seventy-Six Thousand One Hundred Sixty-Nine Dollars ($8,376,169), the undersigned, Indigo-Energy, Inc., a Nevada Corporation, located at 701 N. Green Valley Parkway, Suite 200, Henderson, NV 89074 (Borrower) hereby promises to pay to the order of Carr-Miller Capital (Maker) the sum of $8,376,169.  Said sum shall be paid in the manner following:

This Promissory Note shall bear simple Interest at ten percent (10%) per annum from the Funding Date to the Due Date.

Commencing March 25, 2012, Borrower shall make 24 equal monthly payments of interest and principal amounting to Four Hundred Sixty Seven Thousand Eight Hundred and Four Dollars ($467,804).

Borrower may prepay this note at any time without penalty of Principal amount and pro-rata interest.

This Note shall at the option of the Maker be immediately due and payable upon the occurrence of any of the following:

1.	Breach of any condition of the Modification and Consolidation Agreement.
2.	Upon the insolvency, dissolution, or liquidation of the Borrower.

In the event this note shall be in default, and placed with an attorney for collection, then the Borrower agrees to pay all reasonable attorney fees and costs of collection. Payments not made within 10 days of due date shall be subject to a late charge of 10% of said payment.  All payments hereunder shall be made to the Maker.

The Borrowers agree to be fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agrees to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by the Maker or upon the discharge or release of the Borrowers, or upon the exchange, substitution, or release of any collateral granted as security for this Note.  No modification or indulgence by Maker shall be binding unless in writing, and any indulgence for one occasion shall not be an indulgence for any other or future occasion.  This Note shall take effect as a sealed instrument and shall be construed, governed, and enforced in accordance with the laws of the State of Nevada.

Signed the date recorded below:

Steven P. durdin, CEO	Date
Indigo-Energy, Inc.

Accepted by Maker:

Carr-Miller Capital	Date	TIN